Exhibit 99.1

For Immediate Release

Media Contact: Erin Leventhal Kintera Inc. erin.leventhal@kintera.com Office: 858-795-8979 Investor Contact: Scott Wilson The Blueshirt Group scott@blueshirtgroup.com Office: 415-489-2188

Kintera Reports Fourth Quarter 2006 Financial Results

SAN DIEGO – March 29, 2007 – Kintera,® Inc. (NASDAQ: KNTA), a leading provider of software as a service (SaaS) to the nonprofit and government sectors, today reported financial results for its fourth quarter and full year ended December 31, 2006.

Revenue for the fourth quarter 2006 was $9.7 million, compared to $9.1 million for the same period last year. On a GAAP basis, net loss for the quarter was $6.7 million, or $0.18 per diluted share, compared with a net loss of $11.8 million, or $0.37 per diluted share, for the same period last year.

Revenue for the year ended December 31, 2006 was $41.1 million, an increase from $40.9 million for the previous year. Net loss on a GAAP basis was $33.2 million, or $0.93 per diluted share, for the full year 2006, compared with a net loss of $41.9 million, or $1.36 per diluted share, for the full year 2005.

Earnings before interest, taxes, depreciation, amortization and stock-based compensation expense (adjusted EBITDA) was a loss of $4.5 million, or $0.12 per share, in the fourth quarter of 2006, compared to a loss of $9.4 million, or $0.29 per share, in the fourth quarter of 2005. For the year ended December 31, 2006, adjusted EBITDA was a loss of $23.5 million, or $0.66 per share, as compared to a loss of $30.4 million, or $0.99 per share, for the year ended December 31, 2005.

Cash, cash equivalents and marketable securities at December 31, 2006 were $18.9 million compared to $30.2 million a year ago. Deferred revenues were $17.7 million at December 31, 2006 compared with $11.9 million at December 31, 2005.

Kintera also announced that upon the recommendation of management, the Audit Committee of Kintera’s Board of Directors concluded that the Company’s unaudited interim financial statements for the quarterly periods ended March 31, 2006, June 30, 2006 and September 30, 2006 should no longer be relied upon as a result of a required correction to certain of its revenue recognition policies for certain software, maintenance and hosting contracts.

The required correction is not expected to have any impact on cash or cash flow. In addition, the

(more)

9605 Scranton Road, Suite 200  •  San Diego, CA 92121  •  858.795.3000  •  www.kintera.com

Kintera Reports Fourth Quarter 2006 Financial Results

deferral of revenue is not expected to impact the total amount of revenue to be recognized over the periods of the affected contracts. Additional details will be published in the Company’s Annual Report on Form 10-K.

In order to address and strengthen Kintera’s financial results in future periods, the Company is also announcing the following actions:

•

The Company has reviewed all acquired technology, solutions and resources, and is discontinuing those which are not core to its business. Kintera is focusing its resources on increasing sales of its social CRM platform, which provides technology for constituent engagement, donor management and fund accounting.

•

Kintera is reducing its workforce by 16 percent. Resource reductions have been designed to have minimal impact on client-facing personnel, Kintera’s core social CRM business, and personnel based in the San Diego headquarters. Kintera is targeting expense reductions of approximately $2.5 million per quarter related to the discontinuance of non-core business operations and efficiencies within core operations.

•

In addition, Kintera is moving resources closer to customers in order to better address client needs. As a result, Kintera is staffing strategic locations with geographically focused sales, services and support personnel.

“By focusing on Kintera’s core social CRM business, the Company is taking the necessary steps to ensure that we are the clear choice for nonprofits to partner with,” said Richard N. LaBarbera, Kintera CEO. “Kintera has a great foundation. We are committed to continuing to enhance value for all Kintera stakeholders, with the objective of achieving positive adjusted EBITDA during the second half of 2007.”

Earnings Call

Kintera will host a conference call and slide presentation on Thursday, March 29, 2007 at 1:45 p.m. PDT to discuss the company’s financial results and provide a company update. The conference call can be accessed by dialing toll-free 800.599.9829 (617.847.8703 for international calls), using conference code 66211001. A live Webcast slide presentation and replay of the call via the Internet will be available at www.kintera.com/webcasts.

KNTA-F

About Kintera, Inc.

Kintera®, Inc. (NASDAQ: KNTA) provides software as a service to help organizations quickly and easily reach more people, raise more money and run more efficiently. The Kintera Sphere® technology platform empowers The Giving Experience™, and features a social constituent relationship management (CRM) system, enabling donor management, e-mail and communications, Web sites, events, advocacy programs, wealth screening and accounting.

For more information about Kintera software and services, visit www.kintera.com.

Kintera, Kintera Sphere, and The Giving Experience are either registered trademarks or trademarks of Kintera, Inc.

(more)

9605 Scranton Road, Suite 200  •  San Diego, CA 92121  •  858.795.3000  •  www.kintera.com

Kintera Reports Fourth Quarter 2006 Financial Results

in the U.S. and/or other countries.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Kintera is providing this information as of March 29, 2007, and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding Kintera’s anticipated operating results, including anticipated expense reductions and Kintera’s objective of achieving positive adjusted EBITDA in the second half of 2007, and the growth in the market for Kintera’s services. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Kintera with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: our limited operating history; our history of losses; our dependence on increased acceptance by nonprofit organizations of online fundraising; lengthy sales cycles for major customers; our need to manage growth; risks associated with accounting for and processing large amounts of donations; the rapidly changing technologies and market demands; and other risks identified in our filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information contained in this press release is a statement of Kintera’s present intention, belief or expectation and is based upon, among other things, the existing industry conditions, market conditions and prices, the economy in general and Kintera’s assumptions.

Kintera may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Kintera’s assumptions or otherwise. Kintera undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted EBITDA and adjusted EBITDA per share, are considered non-GAAP financial measures. Kintera believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flow, excluding non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

(more)

9605 Scranton Road, Suite 200  •  San Diego, CA 92121  •  858.795.3000  •  www.kintera.com

Kintera Reports Fourth Quarter 2006 Financial Results

Kintera, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	As of December 31,	As of December 31,
	2006	2005
Cash, cash equivalents and short-investments	$18,932	$30,193
Restricted cash	$15,381	$11,288
Accounts receivable	6,346	5,984
Other current assets	1,290	1,689

Total current assets	41,949	49,154
Property and equipment, net	3,521	5,923
Intangibles and other	19,751	22,595

Total assets	$65,221	$77,672

Donations payable to customers	$15,381	$11,288
Deferred revenue	17,748	11,915
Accounts payable and other current liabilities	5,981	5,418

Total current liabilities	39,110	28,621
Other liabilities	509	111
Stockholders’ equity	25,602	48,940

Total liabilities and stockholders’ equity	$65,221	$77,672

(more)

9605 Scranton Road, Suite 200  •  San Diego, CA 92121  •  858.795.3000  •  www.kintera.com

Kintera Reports Fourth Quarter 2006 Financial Results

Kintera, Inc.

Reconciliation of GAAP Net Loss to Adjusted EBITDA

(in thousands, except per share data)

(unaudited)

	For the three months ended		For the twelve months ended
	December 31,		December 31,
	2006	2005	2006	2005
Net loss	$(6,693)	$(11,841)	$(33,123)	$(41,904)
Interest expense (income)	(221)	(260)	(925)	(1,072)
Depreciation and amortization	1,451	1,276	5,942	5,384
Income taxes	53	—	53	—
Stock based compensation	928	1,451	4,527	7,152
Adjusted EBITDA	$(4,482)	$(9,374)	$(23,526)	$(30,440)

Adjusted EBITDA per share	$(0.12)	$(0.29)	$(0.66)	$(0.99)

Weighted average shares—basic and diluted	36,343	32,295	35,798	30,781

(more)

9605 Scranton Road, Suite 200  •  San Diego, CA 92121  •  858.795.3000  •  www.kintera.com

Kintera Reports Fourth Quarter 2006 Financial Results

Kintera, Inc.

Consolidated Statements of Operations Data

(in thousands, except per share data)

(unaudited)

	For the three months ended		For the twelve months ended
	December 31,		December 31,
	2006	2005	2006	2005
Net revenues	$9,714	$9,073	$41,103	$40,924
Cost of revenues	2,667	2,859	12,102	11,084

Gross profit	7,047	6,214	29,001	29,840
Gross margin	73%	68%	71%	73%
Sales and marketing	5,288	8,642	25,183	34,737
Product development and support	1,870	3,997	9,340	15,845
General and administrative	6,013	5,050	25,477	19,129
Amortization of purchased intangibles	737	626	2,996	3,105

Total operating expenses	13,908	18,315	62,996	72,816

Operating loss	(6,861)	(12,101)	(33,995)	(42,976)
Interest income (expense) and other	221	259	925	1,072

Loss before income taxes	(6,640)	(11,842)	(33,070)	(41,904)
Provision for income taxes	53	—	53	—

Net loss	$(6,693)	$(11,842)	$(33,123)	$(41,904)

Basic and diluted net loss per share	$(0.18)	$(0.37)	$(0.93)	$(1.36)

Weighted average shares—basic and diluted	36,343	32,295	35,798	30,781

9605 Scranton Road, Suite 200  •  San Diego, CA 92121  •  858.795.3000  •  www.kintera.com